Exhibit 11
                    PREMARK INTERNATIONAL, INC.
          Statement of Computation of Per Share Earnings
                           (Unaudited)

                                                13 Weeks Ended
                                              -------------------
                                               July 2,   June 26,
                                                1994       1993
(Dollars in millions, shares in thousands)    --------   --------

Earnings                                      $  56.9    $  41.0
                                              ========   ========
PRIMARY METHOD
  Shares<F1>
    Cumulative average outstanding shares      63,515     63,736
    Common equivalent shares                    2,777      3,316
                                              --------   --------
    Weighted average number of common
      shares and common equivalent
      shares outstanding                       66,292     67,052
                                              ========   ========

  Primary earnings per share<F1>              $  0.86    $  0.61
                                              ========   ========
FULLY DILUTED METHOD
  Shares<F1>
    Cumulative average outstanding shares      63,515     63,736
    Common equivalent shares                    2,854      3,546
                                              --------   --------
    Weighted average number of common
      shares and common equivalent
      shares outstanding                       66,369     67,282
                                              ========   ========

  Fully diluted earnings per share<F1>        $  0.86    $  0.61
                                              ========   ========

<F1>  All share amounts reflect a 2-for-1 stock split declared on May 4, 1994.

                                                      Exhibit 11

                    PREMARK INTERNATIONAL, INC.
          Statement of Computation of Per Share Earnings
                           (Unaudited)

                                              27 Weeks   26 Weeks
                                               Ended      Ended
                                               July 2,   June 26,
                                                1994       1993
(Dollars in millions, shares in thousands)    --------   --------

Earnings                                      $  94.7    $  65.0
                                              ========   ========
PRIMARY METHOD
  Shares<F1>
    Cumulative average outstanding shares      63,568     63,694
    Common equivalent shares                    3,013      2,998
                                              --------   --------
    Weighted average number of common
      shares and common equivalent
      shares outstanding                       66,581     66,692
                                              ========   ========

  Primary earnings per share<F1>              $  1.42    $  0.97
                                              ========   ========
FULLY DILUTED METHOD
  Shares<F1>
    Cumulative average outstanding shares      63,568     63,694
    Common equivalent shares                    3,043      3,546
                                              --------   --------
    Weighted average number of common
      shares and common equivalent
      shares outstanding                       66,611     67,240
                                              ========   ========

  Fully diluted earnings per share<F1>        $  1.42    $  0.97
                                              ========   ========

<F1>  All share amounts reflect a 2-for-1 stock split declared on May 4, 1994.